UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2004

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                                                                                                 Entry into a Material Definitive Agreement.

On November 30, 2004, SI International, Inc., a Delaware corporation (“SI International”), entered into a definitive Agreement and Plan of Merger (the “Agreement”) by and among SI International, Bridge Technology Corporation, a Virginia corporation (“Bridge Technology”), and the Bridge Technology shareholders.  The terms of the Agreement provide that SI International will acquire all of the outstanding capital stock of Bridge Technology for $30 million in cash.  Pursuant to the terms and conditions of the Agreement, a wholly-owned subsidiary of SI International to be formed for purposes of the transaction will merge with and into Bridge Technology, with Bridge Technology as the surviving corporation in the merger and continuing as a wholly-owned subsidiary of SI International.  A portion of the purchase price will be held back by SI International for a period of 18 months in order to secure the post-closing indemnity obligations of the Bridge Technology shareholders.

The consummation of the acquisition is subject to a number of conditions, including the satisfactory completion of SI International’s due diligence investigation, SI International obtaining the approval of its Board of Directors and SI International having obtained financing proceeds in an aggregate amount necessary to pay the purchase price and transaction fees.  The Agreement also contemplates employment relationships and non-competition arrangements between SI International and the management shareholders, Joseph D. Gould and Ronald A. Dabbieri.  There can be no assurances that the acquisition will be consummated.

The December 1, 2004 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                                                                                                                                 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release Dated December 1, 2004*

This press release contains various remarks about the future expectations, plans and prospects of SI International, Inc. that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  The actual results of SI International, Inc. may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the transaction will not be consummated, including as a result of any of the conditions precedent; (ii) the ability to obtain government approvals required for closing the acquisition; (iii) the risk that the Bridge Technology businesses will not be integrated successfully into SI International; (iv) the risk that the expected benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition; and (v) SI International’s increased indebtedness after the acquisition.  Other non-acquisition related risks and uncertainties include: differences between authorized amounts and amounts received by SI International under government contracts; government customers’ or prime contractors’  failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	December 6, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release Dated December 1, 2004*

*  Included with this filing.